SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant |X|
Filed by a party other than the registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by
      Rule 14A-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               Porta Systems Corp.
                (Name of Registrant as Specified in its Charter)

                                      N.A.
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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|_|  Check box if any part of the fee is offset as provided by Exchange Act Rule
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     previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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

                               PORTA SYSTEMS CORP.
                             575 Underhill Boulevard
                             Syosset, New York 11791

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  July 31, 1997

                                   ----------

     The 1997 Annual Meeting of Stockholders (the "Annual Meeting") of Porta Systems Corp., a Delaware corporation (the "Company"), will be held at the Company's corporate offices at 575 Underhill Boulevard, Syosset, New York, on July 31, 1997, at 8:30 A.M., Eastern Daylight Savings Time, for the following purposes:

     1.   To elect eight (8) directors to serve until the 1998 Annual Meeting of
          Stockholders   and  until  their   successors  shall  be  elected  and
          qualified;

     2. To approve an amendment to the 1996 Stock Option Plan which, among other things, increases the number of shares of Common Stock subject to such plan from 100,000 shares to 450,000 shares;

     3. To approve an amendment to the Company's certificate of incorporation to decrease the number of authorized shares of Common Stock, par value $.01 per share, to 20,000,000 shares from 40,000,000 shares.

     4. To ratify the appointment of BDO Seidman, LLP as the Company's independent auditors for the year ending December 31, 1997; and

     5. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on June 2, 1997, as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. A copy of the Company's Annual Report is being sent together with this Proxy Statement to all stockholders of record on the Record Date. Additional copies are available on request. A copy of the Company's list of stockholders as of the Record Date may be reviewed by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at the Company's corporate office at 575 Underhill Boulevard, Syosset, N.Y., for a period of ten days prior to the date of the Annual Meeting.

                                 By order of the Board of Directors

                                        MICHAEL A. TANCREDI
                                             Secretary

Syosset, New York
June 10, 1997

THE MATTERS BEING VOTED ON AT THE ANNUAL MEETING ARE IMPORTANT TO THE COMPANY, AND CERTAIN OF THE MATTERS REQUIRE THE APPROVAL OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK. IN ORDER THAT YOUR VOTE IS COUNTED AT THE ANNUAL MEETING, PLEASE EXECUTE, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON AT THE ANNUAL MEETING IF THE PROXY IS REVOKED IN THE MANNER SET FORTH IN THE PROXY STATEMENT.

                               PORTA SYSTEMS CORP.
                             575 Underhill Boulevard
                             Syosset, New York 11791

                                   ----------

                                 PROXY STATEMENT

                       1997 Annual Meeting of Stockholders

                                   ----------

                              GENERAL INFORMATION

     The accompanying proxy and this Proxy Statement are furnished to the stockholders of Porta Systems Corp., a Delaware corporation (the "Company"), in connection with the solicitation of proxies for use at the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of holders of its Common Stock, par value $.01 per share (the "Common Stock"), to be held at the Company's corporate offices at 575 Underhill Boulevard, Syosset, New York, at 8:30 A.M., Eastern Daylight Savings Time, on July 31, 1997, and at any adjournments or postponements thereof. The enclosed proxy is being solicited by the Board of Directors of the Company.

     At the Annual Meeting,  stockholders will vote on (a) the election of eight
(8) directors to serve until the 1998 Annual Meeting of Stockholders and until their successors shall be elected and qualified, (b) the approval of an amendment to the 1996 Stock Option Plan which, among other things, increases the number of shares of Common Stock subject to such plan from 100,000 shares to 450,000 shares; (c) the approval of an amendment to the Company's certificate of incorporation to decrease the number of authorized shares of Common Stock, par value $.01 per share, to 20,000,000 shares from 40,000,000 shares, (d) the ratification of the appointment of BDO Seidman, LLP as the Company's independent auditors for the year ending December 31, 1997, and (e) the transaction of such other business as may properly come before the meeting or any adjournment thereof. The Board of Directors does not know of any other matters which will be voted upon at the Annual Meeting.

     Stockholders are encouraged to review the detailed discussion presented in this Proxy Statement and either return the completed and executed proxy or attend the Annual Meeting.

Record Date, Outstanding Shares, Voting Rights and Proxies

     Stockholders of record at the close of business on June 2, 1997 (the "Record Date"), are entitled to notice and to vote at the Annual Meeting. As of the close of business on the Record Date there were outstanding 2,191,896 shares of Common Stock of the Company. The holders of the Common Stock are entitled to one vote for each share owned of record on the Record Date.

     The presence in person or by proxy of holders of a majority of the shares of voting stock of the Company entitled to be voted will constitute a quorum for the transaction of business at the Annual Meeting. If a stockholder files a proxy or attends the Annual Meeting, his or her shares are counted as being present at the Annual Meeting for purposes of determining whether there is quorum, even if the stockholder abstains from voting on all matters. The vote required for the election of directors and approval of other proposals is set forth in the discussion of each proposal.

     Each stockholder of the Company is required to complete, sign, date and return the enclosed proxy without delay in order to ensure that his or her shares are voted at the Annual Meeting. The return of a signed proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it at any time before it is exercised by executing and returning a proxy bearing a later date, by giving a written notice of revocation to the Secretary of the Company, or by attending the Annual Meeting and voting in person. There is no required form for a proxy revocation. All properly executed proxies not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein.

     If a proxy is signed and returned, but no specification is made with respect to any or all of the proposals listed therein, the shares represented by such proxy will be voted for all the proposals, including the Election of Directors. Abstentions and broker non-votes are not counted as votes "for" or "against" a proposal, but where the affirmative vote on the subject matter is required for approval, abstentions and broker non-votes are counted in determining the number of shares present or represented.

     This proxy statement and the Annual Report to Stockholders for 1996 are being mailed to stockholders on or about June 10, 1997.

Cost of Solicitation

     The expenses of preparing, printing and mailing this notice of meeting and proxy material and all other expenses of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by the use of the mails, directors, officers and regular employees of the Company, who will receive no compensation in addition to their regular salary, may solicit proxies by mail, telecopier, telephone or personal interview. The Company has retained Morrow & Co., Inc. to aid in the solicitation of proxies, for which the Company will pay an estimated $3,500 plus expenses. In addition, the Company will reimburse brokerage firms, banks, trustees, nominees and other persons holding shares of Common Stock of record for the expense of forwarding proxy material to the beneficial owners of shares.

                        PRINCIPAL HOLDERS OF SECURITIES
                      AND SECURITY HOLDINGS OF MANAGEMENT

     There are no persons known to the Company to be the beneficial owners of five percent (5%) or more of the outstanding shares of Common Stock.

     The following table sets forth, as of June 2, 1997, the number of outstanding shares of Common Stock of the Company beneficially owned by each current director of the Company, the Chief Operating Officer of the Company and each of the four most highly compensated executive officers other than the Chief Operating Officer, and all current directors and officers of the Company as a group.

                                                                  Percentage of
                                       Shares of Common Stock     Outstanding
     Name                              Beneficially Owned (1)     Common Stock
     -----                              ---------------------     -------------
William V. Carney....................         48,023 (2)              2.2%
Seymour Joffe........................         32,000                   *
Howard D. Brous .....................         37,200 (3)               *
Warren H. Esanu .....................         30,000                   *
Herbert H. Feldman...................          2,000 (4)               *
Stanley Kreitman ....................          2,500 (5)               *
Robert Schreiber.....................          2,000                   *
Michael A. Tancredi .................         14,127 (6)               *
Edward B. Kornfeld...................          3,000 (7)               *
John J. Gazzo........................          7,537 (8)               *
All current directors and
   executive officers as a
   group (15 persons)................        148,952                  6.9%

----------
*    Less than 1%

(1) Except as otherwise indicated each person has the sole power to vote and dispose of all shares of Common Stock listed opposite his name.

(2) Includes 3,750 shares of Common Stock issuable upon the exercise of options held by Mr. Carney.

(3) Represents 2,000 shares of Common Stock issuable upon the exercise of options held by Mr. Brous.

(4) Represents 2,000 shares of Common Stock issuable upon exercise of options held by Mr. Feldman.

(5) Represents 2,500 shares of Common Stock issuable upon exercise of options held by Mr. Kreitman.

(6) Includes 2,470 shares of Common Stock issuable upon the exercise of options held by Mr. Tancredi.

(7) Represents 3,000 shares issuable upon exercise of options held by Mr. Kornfeld.

(8) Includes 3,750 shares of Common Stock issuable upon the exercise of options held by Mr. Gazzo.

                             ELECTION OF DIRECTORS

     Directors of the Company are elected annually by the stockholders to serve until the next annual meeting of stockholders and until their respective successors are duly elected. The by-laws of the Company provide that the number of directors comprising the whole board shall be determined from time to time by the Board of Directors. The Board of Directors has established the size of the board at eight directors and is recommending that the eight incumbent directors of the Company be re-elected. If any nominee becomes unavailable for any reason, a situation which is not anticipated, a substitute nominee may be proposed by the Board of Directors, and any shares represented by proxy will be voted for any substitute nominee, unless the Board reduces the number of directors.

     Messrs. William V. Carney, Michael A. Tancredi, Howard D. Brous, Warren H. Esanu, Herbert H. Feldman and Stanley Kreitman were elected at the 1996 Annual Meeting of Stockholders, for which proxies were solicited. Mr. Esanu resigned from the board in October 1996 and was reelected by the board in April 1997. Mr. Seymour Joffe was elected to the board in October 1996. Mr. Robert Schreiber was elected to the board in April 1997.


                                                     Principal Occupation               Director
               Name of Nominee                           or Employment                   Since          Age
               ---------------                        -------------------               -------         ---
William V. Carney (1)..........................     Chairman of the Board                 1970           60
                                                    and Chief Executive Officer
                                                    of the Company

Seymour Joffe..................................     President and Chief                   1996           67
                                                    Operating Officer of
                                                    the Company

Michael A. Tancredi............................     Senior Vice President,                1970           67
                                                    Secretary and Treasurer of
                                                    the Company

Howard D. Brous (1) (2) (3)....................     President and Chief                   1989           51
                                                    Executive Officer of
                                                    H. D. Brous & Co., Inc.,
                                                    a New York Stock
                                                    Exchange member firm

Warren H. Esanu (1) (2) (3)....................     of counsel to Esanu                   1997           54
                                                    Katsky Korins & Siger,
                                                    attorneys at law

Herbert H. Feldman (1) (2) (3).................     President, Alpha Risk                 1989           63
                                                    Management, Inc.,
                                                    independent risk
                                                    management consultants

Stanley Kreitman (1) (2) (3)...................     Vice Chairman, Manhattan              1995           64
                                                    Associates, investment advisors

Robert Schreiber (1) (2) (3)...................     Chief Executive Officer of            1997           64
                                                    BLS Communications, Ltd.

----------
(1)  Member of the Executive Committee of the Board of Directors.

(2)  Member of the Compensation Committee of the Board of Directors.

(3)  Member of the Audit Committee of the Board of Directors.

     Mr. Carney has been Chairman of the Board and Chief Executive Officer since October 1996. He was Vice Chairman from 1988 to October 1996, Senior Vice President from 1989 to October 1996, Chief Technical Officer since 1990 and Secretary from 1977 to October 1996. He also served as Senior Vice
President-Mechanical Engineering from 1988 to 1989, Senior Vice President-Connector Products from 1985 to 1988, Senior Vice President-Manufacturing from 1984 to 1985 and Senior Vice President-Operations from 1977 to 1984.

     Mr. Joffe was elected President and Chief Operating Officer in October of 1996. Mr. Joffe, who served as director of the Company from 1987 to 1992, has most recently served the Company as senior consultant to its Operations Support Systems (OSS) business. Mr. Joffe has been Chairman of JSI International, Inc. which represents companies in the marketing and positioning of high-tech products and services in the Asia Pacific area.

     Mr. Tancredi has been Senior Vice President, Secretary and Treasurer since January 1997. He has been Vice President-Administration since 1995 and Treasurer since 1978, having served as Vice President-Finance and Administration from 1989 to 1995 and Vice President-Finance from 1984 to 1989.

     Mr. Brous has been President and Chief Executive Officer of H. D. Brous & Co., Inc., a New York Stock Exchange member firm for more than the past five years.

     Mr. Esanu was Chairman of the Board of the Company from March 1996 to October 1996 and director from 1989 to 1996, and re-appointed to the Board of Directors in April of 1997. He has been of counsel to Esanu Katsky Korins & Siger, attorneys at law, for more than the past five years. Mr. Esanu is also a founding partner and Chairman of Paul Reed Smith Guitars Limited Partnership (Maryland), a leading manufacturer of premium-priced electrical guitars. He is also a senior officer and director of a number of privately held real estate management companies.

     Mr. Feldman has been President of Alpha Risk Management, Inc., independent risk management consultants, for more than the past five years. He is its sole stockholder.

     Mr. Kreitman has been Vice Chairman of Manhattan Associates, a firm of investment advisors, since February 1994. For more than five years prior thereto, he was President of United States Banknote Corp.

     Mr. Schreiber has been Chief Executive Officer of BLS Communications for more than the past five years.

     The Board of Directors recommends a vote FOR the nominees listed above.

Approval Required

     Provided that a quorum is present at the Annual Meeting, the eight directors receiving the most votes are elected as directors for a term of one year and until their successors are elected and qualified.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Company's Board of Directors has established Executive, Compensation and Audit Committees.

     The Executive Committee exercises all the powers of the Board of Directors in the conduct of the Company's business to the full extent permitted by Delaware law between meetings of the Board of Directors. The Executive Committee's present members are Messrs. Carney, Brous, Esanu, Feldman, Kreitman and Schreiber.

     The Compensation Committee has been empowered to approve the compensation of all senior Company employees, as well as to administer the Company's 1996 Stock Option Plan. See "Report of the Compensation Committee" below. The Compensation Committee's present members are Messrs. Brous, Esanu, Feldman, Kreitman and Schreiber. Mr. Feldman is its chairman.

     The Audit Committee's principal responsibilities are to review the terms of the engagement of the Company's independent auditors, review the Company's policies and procedures with respect to internal auditing, accounting and financial controls and review and discuss the Company's independent auditors' reports and recommendations. The Audit Committee's present members are Messrs. Kreitman, Brous, Esanu, Feldman and Schreiber. Mr. Kreitman is its chairman.

     Excluding actions by unanimous written consent, during 1996, the Board of Directors held six meetings, the Executive Committee held no meetings, the Audit Committee held four meetings and the Compensation Committee held three meetings. Each of the nominees for director attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees on which he served that were held during the period he served as such.

     The Company does not have a nominating committee of the Board of Directors.

                            DIRECTORS' COMPENSATION

     Each director who is not an employee of the Company and the Chairman receives an annual fee of $16,000 for serving as a director of the Company, and each chairman of a standing committee of the Board of Directors receives an additional annual fee of $3,000. Each director receives a supplemental fee of $1,200 for each Board and each committee meeting attended.

                               EXECUTIVE OFFICERS

     Set forth below are the executive officers of the Company and information concerning those officers who are not also directors of the Company.

          Name                               Position
          ----                               --------
William V. Carney ...........  Chairman of the Board and Chief Executive Officer
Seymour Joffe ...............  President and Chief Operating Officer
Michael A. Tancredi .........  Senior Vice President, Secretary and Treasurer
Edward B. Kornfeld ..........  Senior Vice President-Operations and Chief
                                  Financial Officer
John J. Gazzo ...............  Senior Vice President
Prem G. Chandran ............  Vice President
Edmund A. Chiodo ............  Vice President
David L. Rawlings ...........  Vice President
William J. Novelli ..........  Vice President
Warren Marcus ...............  Vice President
Gerald C. Hammond ...........  Vice President

     Mr. Kornfeld was elected a Senior Vice President-Operations in 1996. He has served as Vice President-Finance and Chief Financial Officer of the Company since October 1995. Prior to his election to this position, Mr. Kornfeld held positions with several companies for more than five years, including Excel Technology Inc. (Quantronix Corp.) and Anorad Corporation.

     Mr. Gazzo was elected Senior Vice President in March 1996. He has been Vice President-Marketing of the Company since April 1993 and was general manager of its Porta Electronics Division from November 1989 to April 1993; he was the Company's Vice President-Research and Development from March 1984 to November 1989 and was Vice President-Engineering from February 1978 to February 1984. Prior to that time, he was Chief Engineer of the Company.

     Mr. Chandran was elected Vice President in December 1995. Mr. Chandran had been with the Company as Assistant Vice President of Engineering since 1991.

     Mr. Chiodo was elected Vice President in March 1996. Mr. Chiodo had been with the Company since 1980. During that time he has held various positions in the Company, most recently as Assistant Vice President of OSS operations.

     Mr. Rawlings was elected Vice President in March 1996. Mr. Rawlings has been the Assistant Vice President of Research and Development-Copper Products since 1992.

     Mr. Novelli was elected Vice President in December 1996. Mr. Novelli has been the Assistant Vice President of Sales and Marketing-Copper Products since 1989.

     Mr. Marcus has been Vice President-International Sales since May 1996. He served as a consultant to the Company from April 1993 to May 1996. He served prior as a Vice President-Joint Ventures.

     Mr. Hammond has been employed by the Company as an Assistant Vice President-Research and Development since September 1992. He was elected as Vice President-Strategic Development in March 1997.

                             EXECUTIVE COMPENSATION
      Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following reports and the performance graph appearing in this Proxy Statement shall not be incorporated by reference into any such filings.

Description of Compensation

     The Compensation Committee of the Company's Board of Directors (the "Committee") consists of five independent, non-employee directors. The role of the Committee, among other things, is to review and approve the broad compensation policies of the Company with respect to its executives and various components of the total compensation of the executive officers. The Committee also examines and approves the elements of the Company's variable compensation plans. The various components of executive compensation include the following:

     Base Salary. Base salaries for executives and all other salaried employees are paid within salary ranges established for each position. Each employee's salary, including executives' salaries, is based on an annual assessment of competitive pay and his or her contribution to the business.

     Bonuses. The Company awards bonuses to executive officers and other employees who have made a contribution to the Company's operations. The award of bonuses to the Chief Executive Officer and the Chief Operating Officer is based solely on certain corporate financial performance criteria, including return on sales, return on equity and growth in sales compared to the previous year. Bonuses awarded to other executive officers are based on corporate financial performance criteria and individual performance.

     Stock Options. The Company issued options under its 1996 Stock Option Plan. See "Amendment to the 1996 Stock Option Plan" for information concerning options issued to officers and directors of the Company.

     The Company views stock options as a competitively appropriate component of total compensation which provide long-term incentives, linking the interests of executives and other employees receiving grants with those of the Company's stockholders. Because of their long-term nature and the linkage of executive and stockholder interests, stock options are the Company's only long-term incentive compensation program.

     Supplementary Group Life and Long-Term Disability Insurance. The Company makes available supplementary group life insurance coverage and special long-term disability coverage to certain employees, including Messrs. Carney and Gazzo. Supplementary group life insurance coverage is in an amount of $500,000 for each executive, and is in addition to the group life insurance benefit provided to all employees, which is equal to twice an employee's salary, with a maximum benefit of $250,000.

     401(k) Plan. Effective as of November 1, 1986, the Company adopted a cash or deferred savings plan (the "401(k) Plan") under section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Under the 401(k) Plan, an employee who has completed at least one month of credited service and is at least 20 1/2 years of age may elect to have the Company deduct under a salary reduction agreement up to 15% of the employee's salary (subject to limitations contained in the Code) and contribute this sum on behalf of the employee to the 401(k) Plan instead of paying it to the employee. The participating employee is not taxed on that contribution. For the year ended December 31, 1996, the Company matched each participant's contribution by matching a contribution in an amount equal to 25% of the amount which the participant elected to defer in the 401(k) Plan. The Plan provides that in no case is the amount contributed by the Company permitted to be greater than 25% of 6% of the participant's salary.

     Supplemental Management Compensation Programs. The Company provides supplemental management compensation program for certain management employees of the Company designed to provide current and post-employment benefits in the event of their retirement or death. The supplemental management compensation program is comprised of a supplemental retirement income program and an equity split-dollar program. The Company expects that substantially all of the cost of these programs to the Company will eventually be recovered through the receipt of proceeds of life insurance on the lives of covered employees. The Company's 1996 premium payments with respect to Messrs. Carney and Gazzo are included in the Summary Compensation Table under the heading "All Other Compensation."

     The supplemental retirement income program is intended to provide a participating employee or his heirs or distributes annual retirement income equal to 50% of the employee's 1984 base salary. Payments under the program will be made for a period of fifteen years following the earlier of his attainment of age 65 or his death.

     The equity split-dollar program permits participating employees to acquire additional whole life insurance coverage (subject to medical examination) on a basis pursuant to which the Company participates in the payment of premiums and the receipt of policy proceeds. The program is structured so that the Company will recover from the policy proceeds the full amount of premiums it has paid on each policy. Annual benefits under this program are determined by standard actuarial computations of the full amount of insurance coverage purchased as reduced by any recovery by the Company of the full amount of premiums paid on the policy. The amount of insurance coverage purchased to date has been determined by applying a participant's pro rata share of aggregate 1984 base salary compensation as of April 1, 1984 of the covered group to the overall 1984 Company budget of $100,000 for premiums under this program and the supplemental retirement income program to determine the premium amount allocable to any participant and thereafter securing insurance coverage obtainable in 1984 for such premium, given the age and medical history of the participant. The Company will recover from policy proceeds the full amount of paid premiums. Messrs. Carney, Gazzo and one other executive officer currently participate in this program.

                      REPORT OF THE COMPENSATION COMMITTEE

     The   Compensation   Committee   endorses  the   principles   of  executive
compensation described above.

     As part of its responsibilities, the Committee meets each December to determine the base salary of the senior executives of the Company for the next year and bonuses for the current year. The Committee also meets, from time to time, to determine whether individual grants of stock options should be awarded to senior executives as well as to other employees of the Company. In discharging these responsibilities, the Committee reviews the performance of the Company relative to its goals. In addition, with the assistance of the Chief Executive Officer, the Committee reviews the individual performance of the other senior executive officers. The Committee also evaluates the performance of the Chief Executive Officer and the Chief Operating Officer, as reflected in the financial performance of the Company, to determine base salary and bonus. The Committee subsequently reports on its evaluation and compensation determinations to the other non-employee directors.

     Based on the performance of the Company in both 1995 and 1996, the Committee determined that, generally, no bonuses would be paid to employees, including the Chief Executive Officer and other executive officers for such years.

                             EXECUTIVE COMPENSATION

     The following table shows the compensation paid by the Company and its subsidiaries to its Chief Executive Officer and its four most highly compensated executive officers, other than the Chief Executive Officer, and one other person who was an executive officer during a portion of the year, whose salary and bonus earned exceeded $100,000 for the most recent fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                     Long-Term
                                                  Annual Compensation               Compensation
                                           ----------------------------------- ---------------------
                                                                      Other    Restricted  Options,   All Other
                                                                     Annual       Stock      SARs      Compen-
      Name and                                                      Compensa-    Awards     (Number    sation
 Principal Position               Year     Salary        Bonus        tion      (Dollars) of Shares)     (1)
  -----------------               ----     ------      --------    ----------- ---------- ---------- ----------
William V. Carney (2).........    1996   $ 170,038        --           --          --         --      $ 31,685
Chairman of the Board             1995     162,000        --           --          --         --        35,750
and Chief Executive Officer       1994     162,000        --           --          --         --        35,840

Seymour Joffe.................    1996      35,346        --           --          --         --        35,531
President and                     1995        --          --           --          --         --         5,000
Chief Operating Officer

Warren H. Esanu(2)............    1996     110,769        --           --          --         --         1,327
Chairman of the Board             1995        --          --           --          --         --          --
                                  1994        --          --           --          --         --          --

Vincent F. Santulli (2).......    1996      55,288        --           --          --         --        90,431
Chairman of the Board             1995     275,000        --           --          --         --        50,868
and Chief Executive Officer       1994     275,000        --           --          --         --        48,959

Edward B. Kornfeld............    1996     147,489        --           --          --         --         2,026
Senior Vice President,            1995      30,153        --           --          --        3,000        --
Operations                        1994        --          --           --          --         --          --
Chief Financial Officer

John J. Gazzo ................    1996     141,836        --           --          --         --        25,535
Senior Vice President             1995     140,000        --           --          --         --        31,455
OSS Division                      1994     140,000        --           --          --         --        36,477

Michael A. Tancredi ..........    1996     122,618        --           --          --         --         1,830
Senior Vice President,            1995     122,000        --           --          --         --         6,930
Secretary and Treasurer           1994     122,000        --           --          --         --         6,930

Edmund Chiodo.................    1996     113,437        --           --          --         --         1,678
Vice President Operations         1995     107,000        --           --          --         --         6,930
OSS Division                      1994     105,930        --           --          --         --         6,930

----------
(1) "All Other Compensation" includes severance payments, to the extent applicable, the Company's payment to the executive's account pursuant to the Company's 401(k) Plan, premiums paid with respect to the equity split dollar program, group life insurance in amounts greater than that available to all employees and special long term disability coverage and amounts equal to market interest on certain preexisting borrowings in connection with awards under the Company's 1984 Employee Incentive Plan as set forth on the table below.

(2) Mr. Santulli resigned as Chairman of the Board, Chief Executive Officer and as a director effective April 1, 1996. Mr. Esanu was Chairman of the Board from April 1996 until October 1996. Mr. Carney, who was Vice Chairman until October 1996, was elected Chairman of the Board and Chief Executive Officer in October 1996.

       Set forth below is a chart which shows the component of "All Other Compensation" listed in the Summary Compensation Table.


                                  Mr.        Mr.         Mr.       Mr.           Mr.        Mr.         Mr.
                                 Carney     Esanu     Santulli   Kornfeld       Gazzo    Tancredi     Chiodo
                                 -------   ------      -------    -------     --------    -------    --------

Company 401(k) Match...........  $2,210     $1,327       --         $2,026     $2,210      $1,830      $1,678
Equity Split Dollar............  21,062       --       28,038         --       17,486        --          --
Supplemental Insurance........    3,378       --        2,364         --        2,450        --          --
Forgiveness of Interest on
  Employee Debentures .........   5,035       --       11,029         --        3,389        --          --
Consulting Fees................    --         --       49,000         --         --          --          --

     Certain of the Company's officers named in the Summary Compensation Table or their affiliates are parties to employment, consulting or other agreements providing for compensation during and after their employment with the Company. See "Compensation Committee Interlocks and Insider Participation".

     Employment Agreements. The Company has employment agreements with Messrs. Carney, Joffe, Kornfeld, Tancredi and Gazzo. The agreements continue on a year-to-year basis, for January 1 of each year, unless terminated by the Company on prior notice of not less than 120 days for Mr. Carney, 90 days for Messrs. Tancredi and Gazzo and 60 days for Messrs. Joffe and Kornfeld. Salary is determined by the Board of Directors, except that the salary may not be reduced except as a part of a salary reduction program applicable to all executive officers. Upon death or termination of employment as a result of a disability, the officer or his estate is to receive a payment equal to three months salary. Upon a termination without cause, Mr. Carney is entitled to receive his then current salary for 18 months plus one month for each full year of service with the Company up to a total maximum of 30 months. Mr. Gazzo and Mr. Tancredi are entitled to receive as a severance payment his then current salary for a period of six months following the date of termination plus an additional period equal to one month for each full year of service with the Company up to a maximum total of 24 months, and Mr. Kornfeld is entitled to receive as a severance payment his then current salary for a period of twelve months plus an additional period equal to one month for each year of severance up to a maximum total of 24 months. In the event that an executive is covered by an executive severance agreement, including the Salary Continuation Agreements (as described below), which provides for payments upon termination subsequent to a change of control of the Company, the severance arrangements described in this paragraph would not be applicable if the executive is entitled to severance payments under the executive severance agreement.

     Salary Continuation Agreements. The Company is a party to Salary Continuation Agreements with Messrs. Carney, Kornfeld, Tancredi and Gazzo. The Salary Continuation Agreements provide that, in the event that a change of control of the Company occurs and the executive's employment with the Company is subsequently terminated by the Company other than for cause, death or disability, or is terminated by the executive as a result of a substantial alteration in the executive's duties, compensation or other benefits, the executive shall be entitled to the payment by the Company of an amount equal to the executive's monthly salary at the rate in effect as of the date of the executive's termination (or, if higher, as in effect immediately prior to the change in control) plus the pro rata monthly amount of the executive's most recent annual bonus paid immediately before the change of control multiplied by
18. For purposes of the Salary Continuation Agreements, a change of control is defined as one which would be required to be reported in response to the proxy rules under the Securities Exchange Act of 1934, as amended (the "1934 Act"), the acquisition of beneficial ownership, directly or indirectly, by a person or group of persons of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, or, during any period of two consecutive years, if individuals who at the beginning of such period constituted the Board of Directors of the

Company cease for any reason to constitute at least a majority thereof unless the election of each new director was nominated or ratified by at least two-thirds of the directors then still in office who were directors at the beginning of the period. The change in control must occur during the term of the Salary Continuation Agreement, which in each case is currently through December 31, 1996 and is renewed automatically unless the Company gives 60 days written notice prior to January 1 of any year of its election not to renew the agreement. If such a change of control occurs during the effectiveness of the Salary Continuation Agreement, any termination during the eighteen months following the change of control will result in the compensation described above.

     Borrowings From the Company in Connection with the Company's 1984 Employee Incentive Plan. In connection with the award of certain debentures to employees (the "Employee Debentures") under the Company's 1984 Employee Incentive Plan (the "1984 Plan"), which has terminated, the Board of Directors authorized the Company in 1985 and 1986 to offer loans to employees receiving awards to facilitate the purchase of such Employee Debentures. Also, the Board of Directors authorized an extension of the maturity of loans to certain employees who elected to convert certain Employee Debentures into Common Stock. Accordingly, loans of $62,940 and $42,360, borrowed by Messrs. Carney and Gazzo, respectively, in connection with such conversion, were outstanding as of April 17, 1997. Such extension loans are due April 1, 1999 and bear floating interest at a rate which is subject to adjustment each July 1 and January 1 based on a rate equal to 110% of certain United States government obligations.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1996, Herbert H. Feldman, Howard D. Brous, Warren H. Esanu and Stanley Kreitman served as members of the Company's Compensation Committee. During 1996, Alpha Risk Management, Inc., an independent risk management consulting company of which Mr. Feldman is president and sole shareholder, received an aggregate of $36,000 in retainer fees in connection with its provision of ongoing risk management services relating to the Company's corporate insurance coverage. The arrangement is cancelable by either party upon ten days prior notice. Also during 1996, the law firm of Esanu Katsky Korins & Siger, to which Mr. Esanu is of counsel, provided legal services to the Company, for which it received fees of $790,000. Esanu Katsky Korins & Siger is continuing to render legal services to the Company during 1997.

                                PERFORMANCE GRAPH

     The following graph shows changes over the past five years in the value of $100 invested in: (a) Porta Systems Corp. Common Stock; (b) The Standard and Poor's 500 Index and (c) an SIC peer group consisting of five companies whose principal business activity is the manufacture of communications equipment:
Andrew Corp., DSC Communications Corp., M/A-Com Inc., Northern Telecom Limited and Scientific Atlanta, Inc. The year-end values of each investment are based on the share price appreciation plus the monthly reinvestment of dividends. Total stockholder returns from each investment can be calculated from the year-end investment values shown beneath the graph provided below.


                          TOTAL RETURN TO STOCKHOLDERS
                     December 31, 1991 to December 31, 1996


     [The following table represents a line chart in the printed material]

                           Indexed/Cumulative Returns

                                       Base
                                      Period     Return      Return     Return     Return       Return
Company/Index Name                     1991       1992        1993       1994       1995         1996
-------------------                   ------     ------      ------     ------     ------       ------
Porta Systems Corp. ...............     100        60.91      41.12      20.30       2.79         1.32
S&P 500 Index .....................     100       107.62     118.46     120.03     165.13       203.05
S&P Communications Equipment
  Manufacturers ...................     100       107.86     103.76     118.37     177.14       207.46

This total stockholder return model assumes reinvested dividends in Porta Systems Corp.

Prepared by Standard & Poor's Compustat, a division of McGraw-Hill.

                     AMENDMENT TO THE 1996 STOCK OPTION PLAN

     The Board of Directors believes that in order to attract and retain the services of executive and other key employees and outside directors, it is necessary for the Company to have the ability and flexibility to provide a compensation package which compares favorably with those offered by other companies. Accordingly, in April 1996, the Board of Directors adopted, and in June 1996 the stockholders approved, the 1996 Stock Option Plan (the "1996 Plan"), covering 100,000 shares of Common Stock. The Board of Directors believes that an increase in the number of shares of Common Stock subject to options available under the 1996 Plan is in the best interest of the Company and its stockholders. Accordingly, in May 1997, the Board of Directors approved, subject to stockholder approval, an amendment to the 1996 Plan increasing the number of shares subject to options from 100,000 shares to 450,000 shares of Common Stock.

     The Company had another stock option plan, the 1986 stock option plan (the "1986 Plan"), pursuant to which options to purchase 170,000 shares of Common Stock could be granted. The 1986 Plan expired in March 1996. As of May 31, 1997, an aggregate of 16,397 shares of Common Stock had been issued pursuant to the 1986 Plan and 16,397 shares of Common Stock were subject to outstanding options under such plan.

     The 1996 Plan does not have an expiration date except that incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended, cannot be issued subsequent to ten years from the date the 1996 Plan was approved by the Board of Directors. Set forth below is a summary of the 1996 Plan, but this summary is qualified in its entirety by reference to the full text of the 1996 Plan, a copy of which is filed as Exhibit A to this Proxy Statement.

     The 1996 Plan, as amended, is authorized for 450,000 shares of Common Stock. As of May 31, 1997, no shares of Common Stock had been issued pursuant to the 1996 Plan, 87,448 shares of Common Stock were subject to options under the 1996 Plan, none of which options were exercisable.

     The 1996 Plan provides for the automatic grant to non-management directors of non-qualified options to purchase 2,000 shares of Common Stock on May 1st of each year. Such options have an exercise price equal to the average closing price of the Common Stock on the last ten trading days in April of such year. Messrs. Howard D. Brous, Warren H. Esanu, Herbert H. Feldman, Stanley Kreitman and Robert Schreiber are the present directors who qualify as non-management directors under the 1996 Plan. The 1996 Plan imposes no limit on the number of officers and other key employees to whom awards may be made. Messrs. William V. Carney, Seymour Joffe and Michael A. Tancredi, who are officers and directors, as well as six other officers of the Company are eligible for options under the 1996 Plan.

     The amendment to the 1996 Plan also provides for the grant of a non-qualified stock option to each non-employee director to purchase 15,000 shares of Common Stock at $1.50 per share, which was the fair market value on May 8, 1997, the date the amendment was approved by the Board of Directors. Such options have a term of ten years. The non-employee directors who received such options were Messrs. Brous, Esanu, Feldman, Kreitman and Schreiber.


     Options under the 1996 Plan may be granted to key employees, including officers and directors of the Company and its subsidiaries, except that members and alternate members of the stock option committee are not eligible for options under the 1996 Plan other than the automatic grant of options described above or pursuant to the amendment to the 1996 Plan. On May 8, 1997, options to purchase an aggregate of 256,280 shares of Common Stock at an exercise price of $1.50 per share, which was the fair market value on the date of grant, were granted to 31 employees, including Messrs. William V. Carney, Seymour Joffe, Michael A. Tancredi, Edward B. Kornfeld, John J. Gazzo and Edmund Chiodo, who received options to purchase 86,250, 32,500, 42,530, 23,000, 5,000 and 5,000 shares of
Common Stock, respectively.

     The 1996 Plan is to be administered by a committee of at least two disinterested directors to be appointed by the Board (the "Committee"). Any member or alternate member of the Committee shall not be eligible to receive options under the 1996 Plan (except as to the automatic grant of options to non-management directors, as described above) or under any plan of the Company or any of its affiliates. The Committee has broad discretion in determining the persons to whom stock options are to be granted, the terms and conditions of the grant, including whether the option is a nonqualified stock option or an incentive stock option, the exercise price and term and the restrictions and forfeiture conditions. If no committee is appointed, the functions of the committee shall be performed by the Board of Directors. The Compensation Committee serves as the Committee under the 1996 Plan.

     Tax consequences of awards provided under the 1996 Plan are dependent upon the type of options granted. The grant of an incentive or nonqualified stock options does not result in any taxable income to the recipient or deduction to the Company. Upon exercise of a nonqualified stock option, the recipient recognizes income in the amount by which the fair market value on the date of exercise exceeds the exercise price of the option, and the Company receives a corresponding tax deduction. In the case of incentive stock options, no income is recognized to the employee, and no deduction is available to the Company, if the stock issued upon exercise of the option is not transferred within two years from the date of grant or one year from the date of exercise, whichever occurs later. However, the exercise of an incentive stock option may result in additional taxes through the application of the alternative minimum tax. In the event of a sale or other disqualifying transfer of stock issued upon exercise of an incentive stock option, the employee realizes income, and the Company receives a tax deduction, equal to the amount by which the lesser of the fair market value at the date of exercise or the proceeds from the sale exceeds the exercise price. When compensation is to be recognized by the employee, appropriate arrangements are to be made with respect to the payment of withholding tax.

     The following table sets forth information concerning options granted during the year ended December 31, 1996 pursuant to the 1996 Plan. No stock appreciation rights ("SARs") were granted.

                  Option Grants in Year Ended December 31, 1996

                                                              Percent of
                                          Number of          Total Options
                                           Shares             Granted to
                                          Underlying         Employees in      Exercise Price
                                        Options Granted       Fiscal Year        Per Share       Expiration Date
                                        ---------------      ------------       ------------      --------------
William V. Carney ...................        3,750                4.7               2.00              8/7/02
Seymour Joffe .......................       35,000               44.2               2.375             10/16/02
Warren H. Esanu .....................         --                   --                --                  --
Vincent F. Santulli .................         --                   --                --                  --
Edward B. Kornfeld ..................        3,000                3.8               2.00              8/7/02
                                            19,000               24.0               2.375             10/16/02
Michael A. Tancredi .................        2,470                3.1               2.00              8/7/02
John J. Gazzo .......................        3,750                4.7               2.00              8/7/02
Edmund A. Chiodo ....................          438                0.6               2.00              8/7/02
All current executive officers ......       71,378               90.1                --                  --
All non-officer directors(1) ........        6,000                7.6               3.6875            5/1/02
All other employees .................        1,830                2.3                --                  --

----------
(1) Represents options automatically granted to non-employee directors pursuant to the 1996 Plan.

     The following table sets forth information concerning the exercise of options and warrants during the year ended December 31, 1996 and the year-end value of options held by the Company's officers named in the Summary Compensation Table.


 Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value


                                                                     Number of
                                                                     Securities             Value of
                                                                     Underlying          Unexercised In-
                                                                     Unexercised            the-Money
                                                                     Options at            Options at
                                                                  Fiscal Year End       Fiscal Year End
                                                                 ------------------    ------------------
                                     Shares Acquired    Value       Exercisable/          Exercisable/
        Name                          Upon Exercise   Realized      Unexercisable         Unexercisable
        -----                        --------------   --------   ------------------    ------------------
William V. Carney...................        --           --            3,750/                  --/
                                                                       3,750                   --
Seymour Joffe.......................        --           --               --/                  --/
                                                                      35,000                   --
Warren H. Esanu....................         --           --               --/                  --/
                                                                       2,000                   --
Vincent F. Santulli.................        --           --              --/                   --/
                                            --           --              --
Edward B. Kornfeld..................        --           --            3,000/                  --/
                                            --           --           22,000                   --
John J. Gazzo.......................        --           --            3,750/                  --/
                                            --           --            3,750                   --
Michael A. Tancredi................         --           --            2,470/                  --/
                                                         --            2,470
Edmund Chiodo......................         --           --              438/                  --/
                                            --           --              438                   --

     The adoption of the amendment to the Company's 1996 Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

     Proxies received in response to this solicitation will, in the absence of contrary specification, be voted in favor of the approval of amendment to the 1996 Plan.

     The Board of  Directors  recommends  a vote FOR the  amendment  to the 1996
Plan.

            APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION


     The Board of Directors has proposed an amendment to the Company's certificate of incorporation which would amend the Company's certificate of incorporation by decreasing the number of authorized shares of Common Stock, par value $.01 per share, from 40,000,000 shares to 20,000,000 shares. The adoption of the amendment would not effect any change in the Company's outstanding Common Stock.

Financial Statements

     The audited financial statements for the year ended December 31, 1996 and 1995 together with the related Management's Discussion and Analysis of Financial Condition and Results of Operations, which are included in the Annual Report, and unaudited financial statements together with the related Management's Discussion and Analysis of Financial Condition and Results of Operations, which are included in the Company's Form 10-Q Quarterly Report for the three months ended March 31, 1997, are incorporated by reference in this Proxy Statement.

Vote Required

     The amendment to the certificate of incorporation requires the approval of the holders of a majority of the outstanding shares of Common Stock.

Discussion of the Amendment


     In June 1996, at the time of the 1996 Annual Meeting, there were outstanding approximately 10,300,000 shares of Common Stock. In addition, the Company had reserved for issuance an additional 27,000,000 shares of Common Stock. In view of the need for additional shares of Common Stock, at the 1996 Annual Meeting the stockholders approved an amendment to the Company's certificate of incorporation which increased the authorized Common Stock from 20,000,000 to 40,000,000.

     At the 1996 Annual Meeting the stockholders also approved a one-for-five reverse split of the Common Stock, which reduced the number of outstanding shares of Common Stock to approximately 2,060,000 shares and the number of shares of Common Stock reserved for issuance to approximately 5,400,000 shares. On the Record Date, there were 2,191,896 shares of Common Stock outstanding and approximately 5,000,000 shares of Common Stock reserved for issuance. The board of directors believes that reduced number of authorized shares of Common Stock will provide it with sufficient shares of Common Stock to satisfy its presently anticipated requirements for Common Stock. In the event that the board deems it appropriate to issue shares of Common Stock in excess of the 20,000,000 authorized shares, it will seek stockholder approval for such increase.

     In addition, the board of directors believes that the reduction in authorized shares of Common Stock could provide the Company with considerable savings in franchise taxes.


     The rights of the holders of Common Stock will not be affected by the amendment.

     The Board of Directors recommends a vote FOR the amendment to the Company's certificate of incorporation.

                        SELECTION OF INDEPENDENT AUDITORS

     It is proposed that the stockholders ratify the selection of BDO Seidman, LLP as the independent public accountants for the Company for the year ended December 31, 1997. The Audit Committee and the Board of Directors have approved the selection of BDO Seidman, LLP as the Company's independent public auditors. However, in the event approval of the proposal is not obtained, the selection of the independent auditors will be reconsidered by the Board of Directors.

     BDO Seidman, LLP was the independent certified public accountants for 1996 and 1995. At no time since their engagement have they had any direct or indirect financial interest in or any connection with the Company or any of its subsidiaries other than as independent auditors.

     Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

     The Company's independent public accountants for the year ended December 31, 1994 was KPMG Peat Marwick LLP, whose report on such financial statements is included in the Company's annual report on Form 10-K for the year ended December 31, 1996. Representatives of such firm are not expected to be present at the Annual Meeting.

     The Company changed accountants following the issuance by the Securities and Exchange Commission of an order directing a private investigation of the Company arising out of the position of the SEC staff that the independence of KPMG Peat Marwick LLP was adversely impacted by certain relationships involving such firm and KPMG BayMark Strategies LLC, and Mr. Edward R. Olson, the president of KPMG BayMark Strategies LLC who was serving as the Company's interim president and chief operating officer. The decision to change accountants was made by the Company's Audit Committee and approved by the Board of Directors. There were no disagreements with KPMG Peat Marwick LLP, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Vote Required

     The proposal to ratify the selection of BDO Seidman, LLP as the Company's independent auditors requires the approval of a majority of the shares of Common Stock present and voting, provided that a quorum is present.

     The Board of Directors recommends a vote FOR the ratification of BDO Seidman, LLP as the Company's independent auditors.

                           INCORPORATION BY REFERENCE

     The Company incorporates into this Proxy Statement the audited financial statements for the years ended December 31, 1996 and 1995 together with the related Management's Discussion and Analysis of Liquidity and Capital Resources and Results of Operations, which are included in the Annual Report, and unaudited financial statements together with the related Management's Discussion and Analysis of Liquidity and Capital Resources and Results of Operations which are included in the Company's Form 10-Q Quarterly Report for the three months ended March 31, 1997. A copy of the Annual Report is being mailed to stockholders of record on the Record Date concurrently with the mailing of this Proxy Statement. Additional copies of the Annual Report will be provided by the Company without charge upon request. Copies of the Form 10-Q for the quarter ended March 31, 1997, without exhibits, will also be provided without charge upon request. Requests for copies of the Annual Report or Form 10-Q should be made as provided under "Other Matters".

                                  OTHER MATTERS

     Any proposal which a stockholder wishes to present at the 1998 Annual Meeting of Stockholders must be received by the Company at its executive offices at 575 Underhill Boulevard, Syosset, New York 11791, not later than January 31, 1998.

     Copies of the Company's Form 10-K for the year ended December 31, 1996 and Form 10-Q for the quarter ended March 31, 1997, without exhibits, may be obtained without charge by writing to Mr. Michael A. Tancredi, Senior Vice President, Secretary and Treasurer, Porta Systems Corp., 575 Underhill Boulevard, Syosset, New York 11791. Exhibits will be furnished upon request and upon payment of a handling charge of $.25 per page, which represents the Company's reasonable cost of furnishing such exhibits.

     The Board of Directors does not know of any matters to be presented at the Annual Meeting other than as set forth in this Proxy Statement. However, if any matters properly come before the meeting, the holders of proxies solicited by the Board of Directors intend to exercise their discretion in voting on such other matters.

                                      By order of the Board of Directors

                                              MICHAEL A. TANCREDI
                                                   Secretary

June 10, 1997

                                                                       Exhibit A

                               PORTA SYSTEMS CORP.

             1996 Stock Option Plan (as amended through May 8, 1997)

1.   Purpose; Definitions.

     The purpose of the Porta Systems Corp. 1996 Stock Option Plan (the "Plan") is to enable Porta Systems Corp. (the "Company") to attract, retain and reward key employees of the Company and its Subsidiaries and Affiliates, and others who provide services to the Company and its Subsidiaries and Affiliates, and strengthen the mutuality of interests between such key employees and such other persons and the Company's stockholders, by offering such key employees and such other persons incentives and/or other equity interests or equity-based incentives in the Company, as well as performance-based incentives payable in cash.

     For purposes of the Plan, the following terms shall be defined as set forth below:

     (a) "Affiliate" means any corporation, partnership, joint venture or other entity, other than the Company and its Subsidiaries, that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

     (b) "Board" means the Board of Directors of the Company.

     (c) "Book Value" means, as of any given date, on a per share basis (i) the stockholders' equity in the Company as of the last day of the immediately preceding fiscal year as reflected in the Company's consolidated balance sheet, subject to such adjustments as the Committee shall specify at or after grant, divided by (ii) the number of then outstanding shares of Stock as of such year-end date, as adjusted by the Committee for subsequent events.

     (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     (e) "Commission" means the Securities and Exchange Commission or any successor thereto.

     (f) "Committee" means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

     (g) "Company" means Porta Systems Corp., a Delaware corporation, or any successor corporation.

     (h) "Disability"   means   disability   as  determined   under   procedures
established by the Committee for purposes of this Plan.

     (i) "Disinterested Person" shall have the meaning set forth in Rule 16b-3(d)(3) as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission.

     (j) "Early Retirement" means retirement, with the express consent for purposes of this Plan of the Company at or before the time of such retirement, from active employment with the Company and any Subsidiary or Affiliate pursuant to the early retirement provisions of the applicable pension plan of such entity.

     (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended, from time to time, and any successor thereto.

     (l) "Fair Market Value" means, as of any given date, the market price of the Stock as determined by or in accordance with the policies established by the Committee in good faith; provided, that, in the case of an Incentive Stock Option, the Fair Market Value shall be determined in accordance with the Code and the Treasury regulations under the Code.

     (m) "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422A of the Code.

     (n) "Non-Management Director" means a director of the Company who is not otherwise employed by the Company or any Subsidiary or Affiliate, provided, however, that any person who is employed by the Company or any of its subsidiaries and is an officer of the Company but does not receive compensation from the Company for services as an officer shall be deemed a Non-Management Director.

     (o) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     (p) "Normal Retirement" means retirement from active employment with the Company and any Subsidiary or Affiliate on or after age 65.

     (q) "Plan" means this Porta Systems Corp. 1996 Stock Option Plan, as hereinafter amended from time to time.

     (r) "Retirement" means Normal Retirement or Early Retirement.

     (s) "Stock" means the common stock, par value $.01 per share, of the Company or any class of common stock into which such common stock may hereafter be converted or for which such common stock may be exchanged as part of a recapitalization, reorganization or similar transaction;

     (t) "Stock Option" or "Option" means any option to purchase shares of Stock (including Restricted Stock and Deferred Stock, if the Committee so determines) granted pursuant to Section 5 of the Plan.

     (u) "Subsidiary" means any corporation or other business association, including a partnership (other than the Company) in an unbroken chain of corporations or other business associations beginning with the Company if each of the corporations or other business associations (other than the last corporation in the unbroken chain) owns equity interests (including stock or partnership interests) possessing 50% or more of the total combined voting power of all classes of equity in one of the other corporations or other business associations in the chain.

     In addition, the terms "Change in Control," Potential Change in Control" and "Change in Control Price" shall have meanings set forth, respectively, in Paragraphs 6(b), (c) and (d) of the Plan and the term "Cause" shall have the meaning set forth in Paragraph 5(b)(viii) of the Plan.

2.   Administration.

     (a) The Plan shall be administered by a Committee of not less than two Disinterested Persons, who shall be appointed by the Board and who shall serve at the pleasure of the Board. If and to the extent that no Committee exists which has the authority to so administer the Plan, the functions of the Committee specified in the Plan shall be exercised by the Board. Notwithstanding the foregoing, in the event that the Company is not subject to the Exchange Act or in the event that the administration of the Plan by a Committee of Disinterested Persons is not required in order for the Plan to meet the test of Rule 16b-3 of the Commission under the Exchange Act, or any subsequent rule, then the Committee need not be composed of Disinterested Persons. As long as said Rule 16b-3 requires, as a condition to the officers and directors obtaining the benefit of such rule, that the Committee be composed of Disinterested Persons, each member or alternate member of the Committee shall not be entitled to any grants under the Plan (except grants pursuant to Paragraph 4(b) of the Plan) or under any other plans of the Corporation or its affiliates, except to the extent that participation in a plan would not cause such person to cease being a Disinterested Person for purposes of said Rule 16b-3.

     (b) The Committee shall have full authority to grant Stock Options, pursuant to the terms of the Plan, to officers and other persons eligible under
Section 4 of the Plan. In particular, the Committee shall have the authority:

          (i) to select the officers and other eligible persons to whom Stock Options may from time to time be granted pursuant to the Plan;

          (ii) to determine whether and to what extent Incentive Stock Options and/or Non-Qualified Stock Options, or any combination thereof, are to be granted pursuant to the Plan, to one or more eligible persons;

          (iii) to determine the number of shares to be covered by each such award granted pursuant to the Plan;

          (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted under the Plan, including, but not limited to, the share price or exercise price and any restriction or limitation, or any vesting, acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Stock relating thereto, based in each case on such factors as the Committee shall, in its sole discretion, determine;

          (v) to determine whether, to what extent and under what circumstances a Stock Option may be settled in cash or other securities of the Company under Paragraph 5(b)(x) of the Plan instead of Stock;

          (vi) to determine whether, to what extent and under what circumstances Option grants and/or other awards under the Plan and/or other cash awards made by the Company are to be made, and operate, on a tandem basis with other awards under the Plan and/or cash awards made outside of the Plan in a manner whereby the exercise of one award precludes, in whole or in part, the exercise of another award, or on an additive basis;

          (vii) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant, including any provision for any determination or method of determination of the amount (if any) deemed be earned on any deferred amount during any deferral period; and

          (viii) to determine an aggregate number of awards and the type of awards to be granted to eligible persons employed or engaged by the Company and/or any specific Subsidiary, Affiliate or division and grant to management the authority to grant such awards, provided that no awards to any person subject to the reporting and short-swing profit provisions of
     Section 16 of the Exchange Act may be granted awards except by the Committee.

     (c) The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan and any agreements relating thereto, and otherwise to supervise the administration of the Plan.

     (d) All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and Plan participants.

3.   Stock Subject to Plan.

     (a) The  total  number  of  shares  of Stock  reserved  and  available  for distribution under the Plan shall be four hundred fifty thousand (450,000) shares of Common Stock. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. In the event that awards are granted in tandem such that the exercise of one award precludes the exercise of another award then, for the purpose of determining the number of shares of Stock as to which awards shall have been granted, the maximum number of shares of Stock issuable pursuant to such tandem awards shall be used.

     (b) Subject to Paragraph 6(b)(v) of the Plan, if any shares of Stock that have been optioned cease to be subject to a Stock Option, such shares shall again be available for distribution in connection with future awards under the Plan.

     (c) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, stock distribution, reverse split, combination of shares or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number of shares issuable pursuant to Paragraph 4(b) of the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number.

4.   Eligibility.

     (a) Officers and other key employees, consultants and directors of the Company and its Subsidiaries and Affiliates (but excluding, except as to Paragraph 4(b) of this Plan, members of the Committee and any person who serves only as a director) who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates are eligible to be granted awards under the Plan.

     (b) On each May 1 of each year commencing May 1, 1996, each person who is a Non-Management Director on such date shall be granted a nonqualified option to purchase two thousand (2,000) shares of Common Stock (or such lesser number of shares of Common Stock as remain available for grant at such date under the Plan, divided by the number of Non-Management Directors at such date). Such options shall be exercisable, beginning six months after the date of grant, at a price per share equal to the greater of (i) the average of the closing price of the Common Stock (or, if the closing price is not reported on any such day, the average of the high bid and low asked prices on such date) for the last ten (10) trading days in April of such year or (ii) the par value of one share of Stock, and such Option shall expire on the earlier of (i) ten years from the date of grant, or (ii) twelve (12) months from the date such Non-Management Director ceases to be a director of the Company if such Non-Management Director ceases to be a director because of his death or Disability or (iii) seven (7) months from the date such Non-Management Director ceases to be a director if such Non-Management Director ceases to be a director other than as a result of his death or Disability. The provisions of this Paragraph 4(b) may not be amended more than one (1) time in any six (6) month period other than to comport with changes in the Code or the Employee Retirement Income Security Act ("ERISA") or the rules thereunder. In addition, there shall be granted to each person who is a Non-Management Director on May 8, 1997, an option to purchase fifteen thousand shares of Common Stock at the closing price of the Common Stock on such date.

5.   Stock Options.

     (a) Administration. Stock Options may be granted alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. The Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options.

     (b) Option Grants. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee, in its sole discretion, shall deem desirable:

          (i) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant.

          (ii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Option is granted.

          (iii) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall, in its sole discretion, determine.

          (iv) Method of Exercise.

               (A) Subject to whatever installment exercise provisions apply under Paragraph 5(b)(iii) of the Plan, Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument, securities or property as the Committee may accept. As and to the extent determined by the Committee, in its sole discretion, at or after grant, payments in full or in part may also be made in the form of Stock already owned by the optionee.

               (B) No  shares  of  Stock  shall be  issued  until  full  payment therefor has been received by the Company. In the event of any exercise by note or other instrument, the shares of Stock shall not be issued until such note or other instrument shall have been paid in full, and the exercising optionee shall have no rights as a stockholder until such payment is made.

               (C) Subject to Paragraph 5(b)(iv)(B) of the Plan, an optionee shall generally have the rights to dividends or other rights of a stockholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Paragraph 9(a) of the Plan.

          (v) Non-Transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or optionee's legal representative.

          (vi) Termination by Death. Subject to Paragraph 5(b)(ix) of the Plan with respect to Incentive Stock Options, if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

          (vii) Termination by Reason of Disability or Retirement. Subject to Paragraph 5(b)(ix) of the Plan with respect to Incentive Stock Options, if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of a Disability or Normal or Early Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of one year (or such other period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such one-year period (or such other period as the Committee shall specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability or Normal or Early Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422A of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

          (viii) Other Termination. Unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, if an optionee's employment by the Company and any Subsidiary or Affiliate terminates for any reason other than death, Disability or Normal or Early Retirement, the Stock Option shall thereupon terminate; provided, however, that if the optionee is involuntarily terminated by the Company or any Subsidiary or Affiliate without Cause, including a termination resulting from the Subsidiary, Affiliate or division in which the optionee is employed or engaged, ceasing, for any reason, to be a Subsidiary, Affiliate or division of the Company, such Stock Option may be exercised, to the extent otherwise exercisable on the date of termination, for a period of three months (or seven months in the case of a person subject to the reporting and short-swing profit provisions of Section 16 of the Exchange
     Act) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever is shorter. For purposes of this Plan, "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's willful misconduct or dishonesty.

          (ix) Incentive Stock Options.

               (A) Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under
          Section 422A of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422A.

               (B) To the extent required for "incentive stock option" status under Section 422A(b)(7) of the Code (taking into account applicable Treasury regulations and pronouncements), the Plan shall be deemed to provide that the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year under the Plan and/or any other stock option plan of the Company or any Subsidiary or parent corporation (within the meaning of Section 425 of the Code) after 1986 shall not exceed $100,000. If Section 422A is hereafter amended to delete the requirement now in Section 422A(b)(7) that the plan text expressly provide for the $100,000 limitation set forth in Section 422A(b)(7), then this Paragraph 5(b)(ix)(B) shall no longer be operative and the Committee may accelerate the dates on which the incentive stock option may be exercised.

               (C) To the extent permitted under Section 422A of the Code or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement:

                    (I) If  (x) a  participant's  employment  is  terminated  by reason of death, Disability or Retirement and (y) the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Paragraphs 5(b)(vi) and (vii) of the Plan, applied without regard to the $100,000 limitation contained in Section 422A(b)(7) of the Code, is greater than the portion of such option that is immediately exercisable as an "incentive stock option" during such post-termination period under Section 422A, such excess shall be treated as a Non-Qualified Stock Option; and

                    (II) if the exercise of an Incentive Stock Option is accelerated by reason of a Change in Control, any portion of such option that is not exercisable as an Incentive Stock Option by reason of the $100,000 limitation contained in Section 422A(b)(7) of the Code shall be treated as a Non-Qualified Stock Option.

          (x) Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash or Stock, an option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

6.   Change in Control Provisions.

     (a) Impact of Event. In the event of a "Change in Control," as defined in Paragraph 6(b) of the Plan, or a "Potential Change in Control," as defined in Paragraph 6(c) of the Plan, but, with respect to a Potential Change of Control, only if and to the extent so determined by the Committee or the Board at or after grant (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination), the following acceleration and valuation provisions shall apply:

          (i)  Any  Stock  Options   awarded  under  the  Plan  not   previously
     exercisable and vested shall become fully exercisable and vested.

          (ii) The value of all outstanding Stock Options, to the extent vested, shall unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control, be purchased by the Company ("cashout") in a manner determined by the Committee, in its sole discretion, on the basis of the "Change in Control Price" as defined in Paragraph 6(d) of the Plan as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

     (b) Definition of "Change in Control". For purposes of Paragraph 6(a) of the Plan, a "Change in Control" means the happening of any of the following:

          (i) When any "person" (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) of the Exchange Act, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company and any Subsidiary and any employee benefit plan sponsored or maintained by the

     Company or any Subsidiary and any trustee of such plan acting as trustee) directly or indirectly becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing twenty percent or more of the combined voting power of the Company's then outstanding securities; provided, however, that a Change of Control shall not arise if such acquisition is approved by the board of directors or if the board of directors or the Committee determines that such acquisition is not a Change of Control or if the board of directors authorizes the issuance of the shares of Common Stock (or securities convertible into Common Stock or upon the exercise of which shares of Common Stock may be issued) to such persons; or

          (ii) When, during any period of twenty-four consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death, Disability or Retirement to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of, or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Paragraph 6(b)(ii); or

          (iii) The occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, or by merger, or otherwise.

     (c) Definition of Potential Change in Control. For purposes of Paragraph 6(a) of the Plan, a "Potential Change in Control" means the happening of any one of the following:

          (i) The approval by stockholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 6(b) of the Plan; or

          (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan or any trustee of such plan acting as such trustee) of securities of the Company representing five percent or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

     (d) Change in Control Price. For purposes of this Section 6, "Change in Control Price" means the highest per share price which is (i) reported on the principal stock exchange or market on which the Stock is traded or (ii) the average of the highest bid and asked prices as reported by such exchange or market, or (iii) paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Company at any time during the sixty-day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee.

7.   Amendments and Termination.

     (a) The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option theretofore granted, without the optionee's or participant's consent, and no amendment will be made without approval of the stockholders if such amendment requires stockholder approval under state law or if stockholder approval is necessary in order that the Plan comply with Rule 16b-3 of the Commission under the Exchange Act or any substitute or successor rule or if stockholder approval is necessary in order to enable the grant pursuant to the Plan of options or other awards intended to confer tax benefits upon the recipients thereof.

     (b) The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights or any holder without the holder's consent. The Committee may also substitute new Stock Options for previously granted Stock Options (on a one for one or other basis), including previously granted Stock Options having higher option exercise prices.

     (c) Subject to the provisions of Paragraphs 7(a) and (b) of the Plan, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

8.   Unfunded Status of Plan.

     The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained in this Plan shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards under this Plan; provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan.

9.   General Provisions.

     (a) The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates or shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     (c) Neither the adoption of the Plan nor the grant of any award pursuant to the Plan shall confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

     (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

10.  Effective Date of Plan.

     The Plan shall be effective as of the date the Plan is approved by the Board, subject to the approval of the Plan by a majority of the votes cast by the holders of the Company's Common Stock at the next annual or special meeting of stockholders. Any grants made under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned on, and subject to, such approval of the Plan by such stockholders.

11.  Term of Plan.

     Stock Options may be granted pursuant to the Plan, until this Plan shall be terminated, but awards granted prior to such termination may extend beyond that date. Notwithstanding the foregoing, no Incentive Stock Option may be granted after the tenth (10th) anniversary of the date this Plan was approved by the Board, although Incentive Stock Options granted prior to such date may extend beyond such date.

PROXY                          PORTA SYSTEMS CORP.
               1997 ANNUAL MEETING OF STOCKHOLDERS--JULY 31, 1997
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints William V. Carney and Seymour Joffe or either one of them acting in the absence of the other, with full power of substitution or revocation, proxies for the undersigned, to vote at the 1997 Annual Meeting of Stockholders of Porta Systems Corp. (the "Company"), to be held at 8:30 a.m., local time, on Thursday, July 31, 1997, at the offices of the Corporation at 575 Underhill Boulevard, Syosset, New York 11791, and at any adjournment or adjournments thereof, according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present.

(1)  To elect the following eight (8) directors:

     William V. Carney, Seymour Joffe, Michael A. Tancredi, Howard D. Brous, Warren H. Esanu, Herbert H. Feldman, Stanley Kreitman and Robert Schreiber.

     [ ] FOR all nominees listed above (except as marked to the contrary below).

     [ ]  Withhold authority to vote for all nominees listed above.

INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name below.


________________________________________________________________________________

(2) To approve an amendment to the 1996 Stock Option Plan which, among other things increases the number of shares of Common Stock subject to such plan from 100,000 to 450,000 shares.

          FOR [ ]                  AGAINST [ ]                ABSTAIN [ ]

(3) To approve an amendment to the Company's certificate of incorporation to decrease the number of authorized shares of Common Stock, par value $.01 per share, to 20,000,000 shares from 40,000,000 shares.

          FOR [ ]                  AGAINST [ ]                ABSTAIN [ ]

(4) To ratify the appointment of BDO Seidman, LLP as the Company's independent auditors for the year ending December 31, 1997.

          FOR [ ]                  AGAINST [ ]                ABSTAIN [ ]

(5) In their discretion, upon the transaction of such other business as may properly come before the meeting.

     All of the above as set forth in the Proxy Statement, dated June 10, 1997

     The shares represented by this proxy will be voted on Items 1, 2, 3 and 4 as directed by the stockholder, but if no direction is indicated, will be voted FOR Items 1,2,3 and 4.

     If you plan to attend the meeting please indicate below:

     I plan to attend the meeting [ ]


                                        Dated:............................, 1997

                                        ........................................


                                        ........................................
                                                     (Signature(s))


                                        Please  sign  exactly as name(s)  appear
                                        hereon.   When   signing  as   attorney,
                                        executor,   administrator,   trustee  or
                                        guardian, please give full title as such.
                                        Please date, sign and mail this proxy in the enclosed envelope, which requires no postage if mailed in the United States.